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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 28, 1997, except for the Recapitalization discussed in Note 2 to the financial statements as to which the date is June 25, 1997, included in Amendment No. 4 to Pierce Leahy Corp.'s Form S-1 Registration Statement File No. 333-23119 and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
June 30, 1997